Exhibit 3.9

ARTICLES OF ORGANIZATION

OF

LIFECARE HEALTH PARTNERS, L.L.C.

STATE OF LOUISIANA

PARISH OF CADDO

BEFORE THE UNDERSIGNED NOTARY PUBLIC, duly commissioned and qualified, in and for the Parish of Caddo, State of Louisiana, and in the presence of the witnesses hereinafter named and undersigned:

PERSONALLY CAME AND APPEARED:

David B. LeBlanc, a resident of Bossier Parish, Louisiana, and Ann M. George, a resident of Caddo Parish, Louisiana, both competent majors with mailing address of 504 Texas Street, Suite 600, Shreveport, Louisiana 71101;

(hereinafter jointly referred to as the “Organizers”)

who declared to me, in the presence of the undersigned competent witnesses, that availing themselves of the provisions of applicable Louisiana Law, and particularly La. R.S. 12:1301, et. seq., they do hereby organize a Limited Liability Company in accordance with these Articles of Organization:

ARTICLE 1

NAME

The name of this Limited Liability Company is: LIFECARE HEALTH PARTNERS, L.L.C. (the “Company”).

ARTICLE 2

PURPOSE

This Company is formed to engage in any lawful activity for which limited liability companies may be formed under Louisiana law.

ARTICLE 3

TERMINATION

Unless extended within ninety (90) days of the terminating event in accordance with the provisions of the Operating Agreement, the Company shall terminate on the earlier of:

(a)	December 31, 2024;

(b)	The death, interdiction, withdrawal, expulsion, bankruptcy, dissolution of a Member or the occurrence of any other event which terminates the continued Membership of a Member in the Company; or

(c)	The vote of the Members in accordance with provisions of the Operating Agreement.

ARTICLE 4

LIMITATIONS ON AUTHORITY OF MEMBERS

No Member shall have the authority to bind the Company except in his capacity as a Manager of the Company as hereinafter set forth.

ARTICLE 5

MANAGEMENT

A. The Company shall be managed by Managers. The number and qualifications of the Managers shall be as set forth in the Operating Agreement. The name and address of the initial Manager who shall serve until its successor(s) is elected is as follows:

LifeCare Management Services, L.L.C.

1128 Louisiana Avenue, Suite E

Shreveport, Louisiana 71134-0506

B. Any Manager may act on behalf of the Company and is a mandatory and agent of the Company for all matters in the ordinary course of business of the Company. The Operating Agreement contains certain restrictions on the authority of the Managers to act other than in the ordinary course of business of the Company.

C. Any person dealing with the Company may rely upon a certificate executed by any two (2) of the following persons: David B. LeBlanc, Ann M. George and Charles L. Williams, to establish the membership of any Member, the authenticity of any records of the Company, or the authority of any person to act on behalf of the Company, including but not limited to the authority to take any one or more of the following actions:

(a)	The dissolution and winding up of the Company;

(b)	The sale, exchange, lease, mortgage, pledge, or other transfer of all or substantially all of the assets of the Company;

(c)	The merger or consolidation of the Company;

(d)	The incurrence of indebtedness by the Company other than in the ordinary course of its business;

(e)	The alienation, lease, or encumbrance of any immovables of the Company;

(f)	An amendment to the Articles of Organization or Operating Agreement.

ARTICLE 6

COMPANY ACTIONS AND DECISIONS

Each Member shall be entitled to vote on all matters concerning the Company in accordance with the Operating Agreement.

ARTICLE 7

TRANSFER AND ASSIGNMENT OF MEMBER’S INTEREST

The assignment or transfer of a Member’s interest is subject to restrictions as set forth in the Operating Agreement.

ARTICLE 8

LIMITATION OF LIABILITY

No Member or Manager shall ever be liable or responsible for the contract or faults of this Company, nor shall any mere informality have the effect of rendering this Company null or the Members or Managers to any liability. The Managers are relieved of any personal liability to the fullest extent permitted by law, including, not by way of limitation, any liability for monetary damages for breach of any duty provided for in R.S. 12:1314.

THUS DONE AND SIGNED in the presence of the undersigned competent witnesses and me, Notary, in the Parish of Caddo, State of Louisiana, on this 19th day of July, 1995.

WITNESSES:

[Signature Appears Here]	/s/ David B. LeBlanc
David B. LeBlanc
[Signature Appears Here]

[Signature Appears Here]
Notary Public in and for the State of Louisiana, Parish of Bossier My commission expires at death.

THUS DONE AND SIGNED in the presence of the undersigned competent witnesses and me, Notary, in the Parish of Caddo, State of Louisiana, on this 21st day of July, 1995.

WITNESSES:

[Signature Appears Here]	/s/ Ann M. George
Ann M. George
[Signature Appears Here]

[Signature Appears Here]
Notary Public in and for the State of Louisiana, Parish of Caddo My commission expires at death.

FIRST ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

LIFECARE HEALTH PARTNERS, L.L.C.

STATE OF TEXAS

PARISH/COUNTY OF DALLAS

BEFORE ME, the undersigned Notary Public, duly commissioned and qualified, in and for the Parish or County and State set forth above, and in the presence of the witnesses hereinafter named and undersigned:

PERSONALLY CAME AND APPEARED:

David B. LeBlanc, President of LifeCare Holdings, Inc., a Delaware corporation, who, after being duly sworn, declared that:

RECITALS

A. David B. LeBlanc and Ann M. George organized LifeCare Health Partners, L.L.C. (“Company”) pursuant to Articles of Organization, dated July 19 and 21, 1995, and filed with the Secretary of State on August 9, 1995.

B. The Company now has a single Member, who desires to make the duration of the Company perpetual.

C. The Member also desires to amend the provision of the Articles regarding certification.

D. The Member of the Company authorized its Manager, LifeCare Holdings, Inc., a Delaware corporation, to file this Amendment.

NOW, THEREFORE, the Articles of Organization of the Company are hereby amended as follows pursuant to the unanimous consent of its Members:

1. Article 3 of the Articles of Organization is hereby amended in its entirety to read as follows:

ARTICLE 3

DURATION AND TERMINATION

A. The period of the Company’s duration shall be perpetual, and the Company shall not dissolve upon the death, interdiction, withdrawal, expulsion, bankruptcy, or dissolution of a Member or the occurrence of any other event which terminates the continued membership of a Member of the Company.

B. The Company shall terminate upon vote of the Members in accordance with provisions of the Operating Agreement.

2. Article 5 of the Articles of Organization is hereby amended in its entirety to read as follows:

ARTICLE 5

MANAGEMENT

A. The Company shall be managed by Managers. The number and qualifications of the Managers shall be as set forth in the Operating Agreement. The name and address of the sole Manager as of this date and who shall serve until its successors are elected is as follows:

LifeCare Holdings, Inc.

504 Texas Street, Suite 600

Shreveport, Louisiana 71101

B. Any Manager may act on behalf of the Company and is a mandatory and agent of the Company for all matters in the ordinary course of business.

C. The Operating Agreement contains certain restrictions on the authority of the Managers to act other than in the ordinary course of business of the Company. Any person dealing with the Company may rely upon a certificate of David B. LeBlanc, John F. George, Jr., Jimmie M. Stapleton, or Leroy F. Thompson, Jr. to establish the membership of any Member, the authenticity of any records of the Company, or the authority of any person to act on behalf of the Company, including, but not limited to, the authority to take any one or more of the following actions:

(i)	The dissolution and winding up of the Company.

(ii)	The sale, exchange, lease, mortgage, pledge or other transfer of all or substantially all of the assets of the Company.

(iii)	The merger or consolidation of the Company.

(iv)	The incurrence of indebtedness by the Company other than in the ordinary course of its business.

(v)	The alienation, lease, or encumbrance of any immovables of the Company.

(vi)	An amendment to the Articles of Organization or Operating Agreement

3. Except as herein amended, all of the other terms, conditions and provisions of the Articles of Organization of the Company shall remain in full force and effect.

THUS DONE AND SIGNED in the presence of the undersigned competent witnesses and me. Notary, in the Parish or County and State first set forth above, on this 12 day of June, 1998.

WITNESSES:	LIFECARE HOLDINGS, INC., Manager

[Signature Appears Here]	By:	/s/ David B. LeBlanc
David B. LeBlanc, President

[Signature Appears Here]

[SEAL]	CAROL C. CHAPMAN Notary Public STATE OF TEXAS My Commission Expires 04-04-00

/s/ Carol C. Chapman
Notary Public in and for the State of Texas County of Dallas My commission expires at death. 04-04-00

ARTICLES OF AMENDMENT

OF A LIMITED LIABILITY COMPANY

Pursuant to Louisiana RS. 12:1309, the undersigned submits the following Articles of Amendment:

1. The name of the limited liability company is: LifeCare Health Partners, L.L.C.

2. The amendment to its articles of organization is as follows:

Article I of the Articles of Organization of the limited liability company is hereby amended to read in its entirety:

ARTICLE I

Name

The name of this Limited Liability Company is: LIFECARE HOSPITALS OF NORTH CAROLINA, L.L.C. (the “Company”)

3. The date and manner of adoption of the amendment are: The amendment was adopted on March 5, 2002 by both the sole member of the limited liability company and the sole manager of the limited liability company.

Dated at Dallas, Texas on the 5th day of March, 2002.

LIFECARE HEALTH PARTNERS, L.L.C., a Louisiana limited liability company

By:	LIFECARE MANAGEMENT SERVICES, L.L.C., a Louisiana limited liability company, its Manager

	By:	/s/ Jimmie M. Stapleton
Jimmie M. Stapleton, Vice President – Administration and Secretary

STATE OF TEXAS	)
) SS:
COUNTY OF DALLAS	)

I, Vickie S. Martin, a Notary Public, do hereby certify that on the 5th day of March, 2002, personally appeared before me Jimmie M. Stapleton, and, being first duly sworn by me acknowledged that he/she signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

/s/ Vickie S. Martin
Notary Public

My Commission expires on:	[SEAL]	VICKIE S. MARTIN Notary Public, State of Texas My Commission Expires April 08, 2004

(Notary Seal)

CERTIFICATE OF MERGER

OF

NEXTCARE SPECIALTY HOSPITAL OF NORTH CAROLINA, INC.

WITH AND INTO

LIFECARE HOSPITALS OF NORTH CAROLINA, L.L.C.

Pursuant to R.S. 12:1360, the undersigned surviving limited liability company submits the following Certificate of Merger for filing and certifies that:

1. The name and jurisdiction of formation or organization of each of the limited liability companies or other business entities which are to merge are:

Name	Jurisdiction
LifeCare Hospitals of North Carolina, L.L.C.	Louisiana

NextCARE Specialty Hospital of North Carolina, Inc.	Delaware

2. An agreement of merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent entities in accordance with R.S. 12:1359.

3. The name of the surviving limited liability company is: LifeCare Hospitals of North Carolina, L.L.C.

4. The Articles of Organization, as amended, of the surviving limited liability company prior to the merger shall continue to be the Articles of Organization of the surviving limited liability company immediately after the merger, until otherwise amended.

5. The executed agreement of merger is on file at the principal place of business of the surviving limited liability company that is located at 504 Texas Street, Suite 600, Shreveport, LA 71101.

6. A copy of the agreement of merger will be furnished by the surviving limited liability company, on request and without cost, to any stockholder of the constituent corporation or any member of the constituent limited liability company.

7. The effective date of this Certificate of Merger shall be April 30, 2002, at 11:59 p.m.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 10 day of March, 2002, and is being filed in accordance with R.S. 12:1360 by an authorized person of the surviving limited liability company in the merger.

LIFECARE HOSPITALS OF NORTH CAROLINA, L.L.C., a Louisiana limited liability company

By:	/s/ Jimmie M. Stapleton
Jimmie M. Stapleton, Vice President – Administration and Secretary

THE STATE OF TEXAS	§
§
COUNTY OF COLLIN	§

BEFORE ME, the undersigned, a Notary Public, on this day personally appeared Jimmie M. Stapleton, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that be executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10th day of March, 2002.

/s/ Vickie S. Martin
NOTARY PUBLIC, STATE OF TEXAS

Vickie S. Martin
Print Name of Notary Public Here

My Commission Expires:

[SEAL]	VICKIE S. MARTIN Notary Public, State of Texas My Commission Expires April 08, 2004

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